STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of 18th day of September 2008 (the “Effective Date”) by and between:

Bastion Payment Systems Corporation (“Bastion”), a corporation duly organized and existing under and by virtue of the laws of the Philippines, with principal place of business at 9th Floor, Don Chua Lamko Building, H.V. dela Costa corner Leviste Streets, Salcedo Village, Makati City, Philippines 1227, represented in this act by Wilfred G. Tan, Chief Executive Officer, who has been duly authorized to sign this agreement for and in behalf of Bastion

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MobiClear, Inc. (the “Company”), a corporation duly organized and existing under and virtue of the laws of Pennsylvania with a registered office at 1515 Market Street, Suite 1210, Philadelphia, Pennsylvania, United States of America 19102, represented in this act by Stephen P. Cutler, Chief Executive Officer, who has been duly authorized to sign this agreement for and in behalf of MobiClear on the following:

PREMISES:

Bastion and the Company are the sole two equity owners of Mobiclear Inc., a corporation duly organized and existing under the laws of the Philippines (“Mobiclear PH”). Simoun Ung, a director of the Company, also serves as a [director] of Bastion. Bastion owns 167,500 shares of the 250,000 issued and outstanding common shares of Mobiclear PH (the “Bastion Shares”), while the Company owns the remaining 82,500 common shares of Mobiclear PH. The Company has determined that it wishes to acquire the Bastion Shares in exchange for 750,000 shares of the Company’s common stock (the “Company Shares”), and Bastion has determined that it is willing to sell the Bastion Shares to the Company for that consideration.

AGREEMENT:

NOW, THEREFORE, upon the foregoing premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants contained in this Agreement, it is hereby agreed as follows:

Article I.

Purchase And Sale Of Shares

1.1       Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of the Company Shares as consideration for Bastion Shares.

1.2       Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, the Company, upon execution and acceptance of this Agreement, agrees to sell and issue to Bastion, and Bastion agrees to pay for and purchase from the Company, 1,250,000 of the Company’s shares (the "Company Shares") as consideration for the Bastion Shares.

Article II.

The Closing

2.1       Payment of Purchase Price. On tendering this Agreement, Bastion shall deliver to the Company one or more certificates representing the Bastion Shares.

2.2       Delivery of Certificates for the Company Shares. Within five business days after acceptance of the Bastion Shares, the Company shall transmit to Bastion such number of certificates as Bastion may reasonably request evidencing the Company Shares.

2.3       Issuance Expenses. The Company shall pay for all costs and expenses of issuing and delivering the certificates for the Company Shares, including all transfer taxes, if any, respecting the issuance and delivery of the Shares to Bastion.

Article III.

Representations Of The Company

The Company hereby represents and warrants to Bastion as follows, as of the date of the Company's execution of this Agreement and at and as of the Closing Date:

3.1       Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Pennsylvania, United States. The Company is duly qualified or otherwise authorized to transact business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

3.2       Capitalization. The Company is authorized to issue (a) 250,000,000,000 shares of Common Stock, $0.0001 par value per share, of which 17,591,487 shares were issued and outstanding and 66,113 shares were reserved for issuance on the exercise of outstanding options and warrants as of August 31, 2008, and (b) 150,000,000 shares of preferred stock, $0.0001 par value per share, of which nil are issued and outstanding as of August 31, 2008, 2008. The Common Stock and the Preferred Stock of the Company have the voting powers, designations, preferences, rights and qualifications, limitations or restrictions set forth in the articles of incorporation and amendments thereto. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and not issued in violation of the preemptive right of any person. The undesignated Preferred Stock may be issued in such series with the voting powers, designations, preferences, rights, and qualifications, limitations or restrictions as may be duly approved by the board of directors.

3.3       Authority for Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting the rights and remedies of creditors generally and to general principles of equity.

3.4       Issuance and Sale of Shares. The issuance and sale of the Company Shares by the Company has been duly authorized and the Company Shares have been duly reserved for issuance by all necessary corporate action on the part of the Company, and the Company Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and not issued in violation of the preemptive right of any person. Based in part on the representations made by or on behalf of Bastion in Article IV hereof, the offer, issuance and sale of the Shares pursuant to this Agreement are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

3.5       No Breach. Neither the execution, delivery nor performance of this Agreement by the Company will (a) conflict with or violate any provision of the articles of incorporation or bylaws of the Company as in effect as of the date hereof, (b) require on the part of the Company any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in breach of, constitute a default under, or require any notice, consent or waiver under, any contract, agreement or other instrument to which the Company is a party or by which it is bound (other than any consent or waiver which has already been obtained), or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, excluding from all of the foregoing such matters as would not in the aggregate have a material adverse effect on the assets, business or financial condition of the Company or upon the transactions contemplated hereby.

3.6       No Actions and Proceedings. There are no actions, suits or claims or legal or arbitral proceedings or governmental inquiries or investigations, pending, or, to the Company's knowledge, any threatened against the Company, which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company.

Article IV

Representations Of Bastion

Bastion represents and warrants to the Company as follows as of the date of Bastion’s execution of this Agreement and at and as of the Closing Date:

4.1	Offshore Transaction. Bastion represents and warrants to the Company as follows:

(i)         Bastion is not a U.S. person, as that term is defined under Regulation S, and is not purchasing the Company Shares on behalf of any U.S. person. Under Regulation S, a U.S. person means:

(1)      any natural person resident in the United States;

(2)      any partnership or corporation organized or incorporated under the laws of the United States;

(3)      any estate of which any executor or administrator is a U.S. person;

(4)      any agency or branch of a foreign entity located in the United States;

(5)      any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(6)      any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

(7)      any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501 of Regulation D) that are not natural persons, estates, or trusts.

(ii)        Bastion was outside of the United States as of the date of execution and delivery of this Agreement. No offer to purchase the Company Shares was made in the United States.

(iii)       Bastion is purchasing the Company Shares for its own account or for the account of beneficiaries for whom Bastion has full investment discretion, each of which beneficiaries is bound to all of the terms and provisions hereof including all representations and warranties herein. Bastion is purchasing the Company Shares for investment purposes only and not with a view to, or for sale in connection with, any “distribution” (as such term is used in Section 2(11) of the Securities Act) thereof or for the account or on behalf of any U.S. person.

(iv)       The Company Shares have not been registered under the Securities Act and may not be transferred, sold, assigned, hypothecated, or otherwise disposed of, unless such transaction is the subject of a registration statement filed with and declared effective by the SEC or unless an exemption from the registration requirements under the Securities Act is available. Bastion represents and warrants and hereby agrees that the Company Shares are “restricted securities” as defined in Rule 144.

(v)        Bastion acknowledges that the purchase of the Company Shares involves a high degree of risk and is aware of the risks and further acknowledges that it can bear the economic risk of the purchase of the Company Shares, including the total loss of its investment.

(vi)       Bastion understands that the Company Shares are being offered and sold to it in reliance on the safe harbor from the registration requirements of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of Bastion set forth herein in order to determine the applicability of such safe harbor and the suitability of Bastion to acquire the Company Shares.

(vii)      Bastion is sufficiently experienced in financial and business matters and one or more of its officers and directors are directly involved in the activities of the Company such that Bastion is capable of evaluating the merits and risks of its investments, making an informed decision relating thereto, and protecting its own interests in connection with the transaction.

(viii)     In evaluating its investment, Bastion has consulted its own investment and/or legal and/or tax advisors.

(ix)       Bastion understands that in the view of the SEC, the statutory basis for the safe harbor claimed for this transaction would not be present if the offering of the Company Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

(x)        Bastion is not an underwriter of, or dealer in, the Company Shares, and Bastion is not participating pursuant to a contractual agreement in the distribution of the Company Shares.

               (xi)       Bastion has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Company Shares or any use of this Agreement, including: (1) the legal requirements within its jurisdiction for the purchase of the Company Shares; (2) any foreign exchange restrictions applicable to such purchase; (3) any governmental or other consents that may need to be obtained; and (4) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Company Shares. Bastion’s subscription and payment for, and its continued ownership of the Company Shares, will not violate any applicable securities or other laws of its jurisdiction.

(xii)      No consent, approval or authorization of, or designation, declaration or filing with any governmental authority on the part of Bastion is required in connection with the valid execution and delivery of this Agreement.

4.2       Authority for Agreement. Bastion has full power and authority to execute, deliver and perform its obligations under this Agreement in accordance with its terms. Bastion has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company. This Agreement has been duly executed and delivered by Bastion and constitutes a valid and binding obligation of Bastion , enforceable against Bastion in accordance with its terms.

4.3       Current Public Information. Bastion acknowledges that Bastion has been furnished with or has acquired copies of the Company’s most recent Annual Report on the Form 10-K filed with the SEC and the Forms 10-Q and 8-K filed thereafter.

4.4       Independent Investigation; Access. Bastion acknowledges that Bastion, in making the decision to purchase the Company Shares, has relied upon independent investigations made by it and its purchaser representatives, if any, and Bastion and such representatives, if any, have prior to any sale to it, been given access and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this offering. Bastion and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances, and operation of the Company and materials relating to the offer and sale of the Company Shares that have been requested. Bastion and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

4.5       Restrictions on Transfer. The Company will prepare and issue one or more certificates for the Company Shares registered in such name or names as specified by Bastion. Such certificate(s) shall bear a legend in substantially the following form:

These shares have been issued pursuant to Regulation S as an exemption to the registration provisions under the Securities Act of 1933, as amended. These shares cannot be transferred, offered, or sold in the U.S. or to U.S. persons (as defined in Regulation S) unless the securities are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.

4.6       Exemption; Reliance on Representations. Bastion understands that the offer and sale of the Company Shares is not being registered under the Securities Act of 1933. The Company is relying on the terms and provisions governing offers and sales made outside the United States pursuant to Rules 901 through 905 of Regulation S and the Preliminary Notes thereto, which govern this transaction.

Article V.

Indemnification By Bastion

5.1        Indemnification. Bastion hereby agrees to indemnify and hold harmless the Company, each of its directors and officers, its controlling persons, and any person participating in the offer and sale of the Company Shares and to hold them harmless from and against any and all liability, damage, cost, or expense, including reasonable attorney's fees incurred, on account or arising out of:

(a)        Any inaccuracy in its declarations, representations, and warranties set forth herein or made by Bastion to the Company in connection with Bastion’s purchase of the Company Shares;

(b)       The disposition of any of the Company Shares contrary to Bastion's declarations, representations, and warranties set forth herein; and

(c)        Any action, suit, or proceeding based on (i) the claim that said declarations, representations, or warranties made by Bastion were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company, (ii) the disposition of any of the Company Shares or any part thereof, or (iii) the breach by Bastion of any part of this Agreement.

Article VI.

Miscellaneous

6.1       No Assignment. This Agreement, and the rights and obligations of Bastion, may not be assigned in whole or in part by Bastion to any person or entity without the prior written consent of the Company, which such consent may be granted or withheld by the Company in its sole discretion.

6.2       Costs. The Company and Bastion shall each pay all of their own costs and expenses incurred or to be incurred by each in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, except as expressly otherwise provided herein.

6.3       Notice. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or delivered by overnight courier service or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

If to the Company, to:	Mobiclear Inc.
27th Floor, Chatham House
116 Valero Street
Salcedo Village
Makati City 1227 Philippines
Telephone: (02) 884-1793
Facsimile: (02) 856-0649
Electronic Mail: steve.cutler@mobiclear.com

If to Bastion, to:	Bastion Payment Systems Corporation
9th Floor, Don Chua Lamko Bldg.
H.V. dela Costa corner Leviste Sts.
Salcedo Village, Makati City
Philippines 1227
Telephone: (02) 884-430
Electronic Mail: Wilfred.tan.@paybps.com

or such other addresses and facsimile numbers as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), three days after the date so mailed, or one day after the date so sent by overnight delivery.

6.4       Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party shall reimburse the nonbreaching party for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein, including such costs which are incurred in any bankruptcy or appellate proceeding.

6.5       Survival. The representations, warranties, and covenants of the respective parties shall survive the Closing.

6.6       Form of Execution; Counterparts. A valid and binding signature hereto or any notice or demand hereunder may be in the form of a manual execution or a true copy made by photographic, xerographic, or other electronic process that provides similar copy accuracy of a document that has been executed. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

6.7       Construction. This Agreement is the result of negotiation between the parties hereto, each of which has been, or has had the opportunity to be, represented by independent legal counsel of such party's own selection. Accordingly, no provision of this Agreement or any agreement, certificate, or other writing delivered in accordance with this Agreement shall be constructed against any party merely because of such party's involvement in its preparation.

6.8       Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

6.9       Validity of Provisions and Severability. If any provision of this Agreement is, or becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to the applicable jurisdiction, or if it cannot be so amended without materially altering the intention of the parties, it will be stricken. However, the validity, legality, and enforceability of any such provisions shall not in any way be effected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

              6.10      Entire Agreement; Modification. This Agreement constitutes the entire agreement and understanding between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes all prior agreements, if any, any understandings, negotiations, courses of dealing, and discussions, whether oral or written, between the parties hereto, including any subsidiary of the Company. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

6.11     Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of Pennsylvania.

EXECUTED as of the date written below.

MOBICLEAR, INC. By: /s/ Stephen P. Cutler STEPHEN P. CUTLER Chief Executive Officer	BASTION PAYMENT SYSTEMS CORP. By: /s/ Wilfred G. Tan WILFRED G. TAN Chief Executive Officer

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